      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001

                                                           REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            CENTURY ALUMINUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    13-3070826
  (State or other jurisdiction of               (I.R.S. Employer Identification
   Incorporation or organization)                            No.)


              2511 GARDEN ROAD                            01238
              BUILDING A, SUITE 200                       (Zip code)
              MONTEREY, CALIFORNIA
  (Address of principal executive offices)


                            CENTURY ALUMINUM COMPANY
                            1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                                GERALD J. KITCHEN
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CHIEF ADMINISTRATIVE OFFICER AND SECRETARY
                            CENTURY ALUMINUM COMPANY
                                2511 GARDEN ROAD
                              BUILDING A, SUITE 200
                           MONTEREY, CALIFORNIA 01238
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (831) 642-9300
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed                Proposed
                                                                   Maximum                 Maximum
    Title of Securities to be           Amount to be            Offering Price            Aggregate               Amount of
           Registered                    Registered              Per Share(1)         Offering Price (1)       Registration Fee
Common Stock, $.01 par value..         500,000 Shares               $17.91                $8,955,000                $2,239

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on July 25, 2001.

                           INCORPORATION BY REFERENCE

                  This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's 1996 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-15689) filed with the Securities and Exchange Commission and effective on November 6, 1996 are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on the 26th day of July, 2001.


                                     Century Aluminum Company
                                     By:     /s/ Gerald A. Meyers
                                        ---------------------------
                                     Name:   Gerald A. Meyers
                                     Title:  President, Chief Operating Officer
                                             and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                 TITLE                                  DATE

     /s/ Craig A. Davis                      Chairman, Chief Executive                      July 26, 2001
------------------------------------         Officer and Director
         Craig A. Davis

     /s/ Gerald A. Meyers                    President, Chief Operating                     July 26, 2001
------------------------------------         Officer and Director
         Gerald A. Meyers

     /s/ David W. Beckley                    Executive Vice President and                   July 26, 2001
------------------------------------         Chief Financial Officer
         David W. Beckley

     /s/ E. Jack Gates                       Vice President,                                July 26, 2001
------------------------------------         Reduction Operations


     /s/ Daniel J. Krofcheck                 Vice President and Treasurer                   July 26, 2001
------------------------------------
         Daniel J. Krofcheck

     /s/ Roman A. Bninski                    Director                                       July 26, 2001
------------------------------------
         Roman A. Bninski

     /s/ John C. Fontaine                    Director                                       July 26, 2001
------------------------------------
         John C. Fontaine

     /s/ William R. Hampshire                Director                                       July 26, 2001
------------------------------------
         William R. Hampshire

     /s/ John P. O'Brien                     Director                                       July 26, 2001
------------------------------------
         John P. O'Brien

     /s/ Stuart M. Schreiber                 Director                                       July 26, 2001
------------------------------------
         Stuart M. Schreiber

                                INDEX TO EXHIBITS

             Exhibit No.                      Description of Exhibit
             -----------                      ----------------------

                  5                 Opinion of Curtis, Mallet-Prevost, Colt &
                                    Mosle LLP

                  23.1 Consent of Deloitte & Touche LLP with respect to the incorporation by reference of their report on the financial statements of Century Aluminum Company.

                  23.2 Consent of Ernst & Young LLP with respect to the incorporation by reference of their report on the financial statements of NSA, Ltd.

                  23.3 Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5)